Exhibit 10.1

November 23rd, 2021

Assure Holdings Corp.

4600 South Ulster Street, Suite 1225

Denver, CO

80237

Attn: Mr. John Farlinger, Executive Chairman and CEO

Mr. John Price, Chief Financial Officer

Dear Messrs. Farlinger and Price:

Re:Amending Agreement to the Commitment Letter (as defined below)

Centurion Financial Trust (the "Lender") hereby refers to the letter from the Lender to you, Assure Holdings Corp., (the "Borrower") dated March 8th, 2021, and accepted by the Borrower on the same date (the "Commitment Letter").  Unless otherwise defined herein, or unless the context otherwise requires, all capitalized terms shall have the respective meanings specified in the Commitment Letter.

The Lender is prepared to make the amendments to the Commitment Letter contemplated herein such to become effective on the terms and conditions contained in this amending agreement being satisfied or caused to be satisfied by the Borrower, to the satisfaction of the Lender.

Subject to your acceptance hereunder, the Lender hereby consents to the amendments contained in this amending agreement on the terms and conditions set out herein:

A.AMENDMENTS TO COMMITMENT LETTER

The Commitment Letter is hereby amended as follows and, subject to such amendments, shall otherwise remain in full force and effect (collectively, the "Amendments"):

1.	Change: The Financing Purpose & Program as follows:

From:

Use of Funds: (USD $000’S)	Sources of Funds:(USD $000’s)
Step 1: Revolving Credit Facility $2,000 Working Capital $1,200 Refinance of Existing Debt $4,500 Estimated Transaction Fees $300 Step 2: Future Growth Capex / Acquisition Line $3,000	Step 1: Centurion Senior Revolving Loan $2,000 Centurion Senior Term Loan $6,000 Step 2: Centurion Senior Term Loan – Tranche #2 $3,000
Total Uses of Funds: $11,000	Total Sources of Funds: $11,000

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To:

Use of Funds: (USD $000’S)	Sources of Funds:(USD $000’s)
Step 1: Revolving Credit Facility $2,000 Working Capital $1,200 Refinance of Existing Debt $4,500 Estimated Transaction Fees $300 Step 2: Working Capital for General Corporate Purposes $3,000	Step 1: Centurion Senior Revolving Loan $2,000 Centurion Senior Term Loan $6,000 Step 2: Centurion Senior Term Loan – Tranche #2 $3,000
Total Uses of Funds: $11,000	Total Sources of Funds: $11,000

2.	Change: Terms related to the Disbursement of Tranche 2 as follows:

From:

Tranche 2 of the Senior Term – Acquisition Line to be made available to fund future acquisitions, subject to the achievement and maintenance of all Financial Covenants and terms and conditions as outlined herein, and also subject to the following:

●	Centurion to review and approve each acquisition prior to funding for the particular advance, with Centurion’s main criteria being its satisfactory review of due diligence materials supporting all acquisitions to be financed by the Program, which are understood to be accretive in nature and on commercially reasonable terms;
●	Funds to be advanced on a deal-by-deal basis subject to the Credit Facilities remaining fully in good standing and upon satisfactory review of the acquisition(s) to be financed by the Program;

●	Assure Group to provide Centurion with a first ranking security interest over the company’s assets / shares to be acquired (as TBD in each case)

To:

Tranche 2 of the Credit Facilities to be disbursed in a single advance upon satisfactory execution of this amending letter and any related documentation as may be required by Centurion Financial Trust’s legal counsel.

3.	Further Define: Reporting Requirements as it relates to the Borrowing Base covenant (previously designated as TBD) as follows:

●	The Borrower will continue to provide monthly financial reporting of its detailed aging account receivable balances, revenue billings, collections activity and any potential adjustments to account receivable balances along with supporting detail thereof;
●	The Borrower will update this monthly reporting information to include any and all new subsidiaries that are to be formed to ensure that this reporting captures all of the invoicing, billings & collections activity for the consolidated business as a whole and for the purposes of determining the Borrowing Base;
●	The previously designated TBD Borrowing Base covenant is hereby defined as: Combined Advances under Tranche #1 and # 2 are not to exceed the Borrowing Base, defined as 75% of Accounts Receivable under 240 days (to be validated with completion of accounts receivable waterfall analysis; to be adjusted as mutually agreed upon by both parties) less priority payables. A monthly Borrowing Base covenant calculation is to be provided within 25 days of month end going forward. If for any reason whatsoever, the aggregate outstanding principal amount of Combined Advances under Tranche #1 and # 2 shall, at any time, exceed the Borrowing Base (any such amount of the excess at any time being referred to herein as an "Excess Amount"), then promptly on demand from the Lender, the Borrower shall repay in an amount equal to or greater than the Excess Amount so as to reduce the Excess Amount at the time of repayment to zero.

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B.CONDITIONS PRECEDENT

Upon completion of the following terms and conditions, each to the satisfaction of the Lender, this amending agreement and the amendments to the Commitment Letter shall be effective:

1.	each of the parties shall have duly executed and delivered to the Lender this amending agreement, and all other credit documents and legal documentation as are deemed necessary or desirable by the Lender for the purposes of accommodating amendments contemplated hereby;

2.	Confirmation of the concurrent equity raise of no less than $4,000,000 USD;

3.	the Lender shall have received such additional evidence, documents or undertakings as the Lender shall reasonably request to establish the consummation of the transactions contemplated hereby.

C.CONDITIONS SUBSEQUENT

On or before December 31st, 2021, the Borrower shall deliver or shall cause to be delivered to the Lender the following, in form and substance satisfactory to the Lender:

1.	An updated and fully integrated three-statement financial model, satisfactory to Centurion Financial Trust;

2.	Updated Accounts Receivable waterfall as of November 16th, 2021 or most current date available;

3.	Updated organizational chart detailing all wholly-owned and partially-owned subsidiaries of the Assure group of companies;

4.	Confirmation of any additional security registration for any new entities, as may be required;

5.	The Borrower will provide any additional information as may be required by Centurion Financial Trust in support of its analysis of the above-noted information.

D.MISCELLANEOUS

1.	This amending agreement shall be construed and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and each of the parties hereto irrevocably attorns to the non-exclusive jurisdiction of the courts of the Province of Ontario.

2.	If any provision of this amending agreement is inconsistent or conflicts with any provisions of the Commitment Letter, the relevant provision of this amending agreement shall prevail and be paramount.

3.	In connection with, and furtherance of, the forgoing, the parties hereto agree and confirm that each of the other Loan Documents (including, without limitation, that certain Debenture dated as of June 9, 2021, among, inter alios, the Lender, as secured party, and the Borrower, as debtor (the "Debenture")) shall be deemed to have been amended, effective as of the date hereof, to the extent necessary to give effect to the Amendments, with formal amending agreements of such Loan Documents reflect such amendments, as necessary, to follow within ninety (90) days of the date hereof (or such longer period as may be agreed as between the Borrower and the Lender, acting reasonably). For greater certainty, the parties hereto agree, confirm and acknowledge that, notwithstanding to the contrary in any Loan Document (including, without limitation, Section 7.15 of the Debenture), if there is any inconsistency between the terms of any Loan Document and the terms of the Commitment Letter, in respect of the Amendments, the terms of the Commitment Letter will prevail to the extent necessary to give the Amendments force and effect in such Loan Document.

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4.

Each of the parties hereto agrees to execute and deliver or cause to be executed and delivered all such instruments and to take all such action as the Lender may reasonably request, at the expense of the Borrower, in order to more fully effectuate and accomplish the intent and purpose of and to carry out this amending agreement and the transactions contemplated hereby.

5.	Nothing contained in this Agreement shall be deemed to be a waiver by the Lender of compliance by the Borrower or any Guarantor with any covenant or agreement contained in the Commitment or any other Loan Document, or a waiver of any default or Event of Default under the Commitment or any other Loan Document, and each of the parties hereto agrees that the Commitment as amended by this Agreement shall remain in full force and effect.

6.	The Borrower shall pay all reasonable legal fees and disbursements incurred by the Lender in connection with this amending agreement and the transactions contemplated herein.

7.	This amending agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument, and it shall not be necessary in making proof of this fourth amending agreement, to produce or account for more than one such counterpart. This amending agreement may be executed and delivered by electronic transmission and each of the parties hereto may rely on such electronic or digital signature as though such signature were an original signature.

If the foregoing is satisfactory to you, please sign and return to us the enclosed copy of this amending agreement by the close of business on November 24th, 2021.

Yours very truly,

/s/ Chris Lewthwaite/s/ Daryl Boyce____

Chris LewthwaiteDaryl Boyce

Senior Director, Corporate FinanceExecutive Vice-President, Corporate Finance

[signatures continued on next page]

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ACCEPTED this 23rd day of November 2021 by:

Borrower:

Assure Holdings Corp.

PER: /s/ John Price______________

Authorized Signing Officer

Guarantors:

Assure Holdings Inc.Assure Neuromonitoring, LLC

PER: _/s/ John Price________________ PER: _/s/ John Price_________________

Authorized Signing Officer Authorized Signing Officer

Assure Networks, LLCAssure Neuromonitoring Colorado, LLC

PER: /s/ John Price__________________ PER: /s/ John Price__________________

Authorized Signing Officer Authorized Signing Officer

Assure Neuromonitoring Louisiana, LLCAssure Neuromonitoring Michigan, LLC

PER: _/s/ John Price_________________ PER: /s/ John Price__________________

Authorized Signing Officer Authorized Signing Officer

Assure Neuromonitoring Pennsylvania, LLCAssure Neuromonitoring Texas, LLC

PER: /s/ John Price__________________ PER: /s/ John Price__________________

Authorized Signing Officer Authorized Signing Officer

Assure Neuromonitoring Texas Holdings, LLCDNS Louisiana, LLC

PER: /s/ John Price___________________ PER: /s/ John Price_______ _________

Authorized Signing Officer Authorized Signing Officer

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Assure Neuromonitoring Arizona, LLCAssure Neuromonitoring Minnesota, LLC

PER: /s/ John Price________________ PER: /s/ John Price__________________

Authorized Signing Officer Authorized Signing Officer

Assure Neuromonitoring Nevada, LLCAssure Neuromonitoring South Carolina, LLC

PER: /s/ John Price________________ PER: /s/ John Price__________________

Authorized Signing Officer Authorized Signing Officer

DNS Professional Reading, LLCAssure Telehealth Providers, LLC (new entity)

PER: /s/ John Price_________________ PER: /s/ John Price__________________

Authorized Signing Officer Authorized Signing Officer

Colorado Neurological, PLLC (new entity)Texas Neurological, PLLC (new entity)

PER: /s/ John Price_______________ PER: /s/ John Price__________________

Authorized Signing Officer Authorized Signing Officer

Assure Networks Texas Holdings II, LLC (new entity)

PER: /s/ John Price____________

Authorized Signing Officer

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